Registration No. 333-181277

As filed with the Securities and Exchange Commission on March 18, 2013
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAKO Surgical Corp.
(Exact name of registrant as specified in its charter)

Delaware	20-1901148
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2555 Davie Road
Fort Lauderdale, FL 33317
(954) 927-2044
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Maurice R. Ferré, M.D.
President and Chief Executive Officer	with a copy to:
MAKO Surgical Corp.	Jay O. Rothman
2555 Davie Road	Jessica Lochmann Allen
Fort Lauderdale, FL 33317	Foley & Lardner LLP
(954) 927-2044	777 East Wisconsin Avenue
(Name, address, including zip code, and telephone number,	Milwaukee, Wisconsin 53202-5306
including area code, of agent for service)	(414) 271-2400

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Secondary Offering:
Common Stock, $.001 par value	275,000	(2)	(2)	(2)
Common Stock, $.001 par value	490,471	(3)	(3)	(3)
Common Stock, $.001 par value	700,000	(4)	(4)	(4)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), also covers any additional securities that may be offered or issued in connection with any share split, share dividend or similar transaction.

(2)

The common stock to be sold by the selling stockholder was previously registered and the applicable registration fee was previously paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act in connection with the Registrant’s previous registration of the resale of such shares by the filing of a prospectus supplement pursuant to Rule 424(b) under the Securities Act on June 5, 2012.

(3)

The common stock to be sold by the selling stockholder was previously registered and the applicable registration fee was previously paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act in connection with the Registrant’s previous registration of the resale of such shares by the filing of a prospectus supplement pursuant to Rule 424(b) under the Securities Act on November 14, 2012.

(4)

The registration fee was previously paid in connection with the Registrant’s filing of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-181277) on February 14, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          This Post-Effective Amendment No. 3 (the “Post-Effective Amendment No. 3”) to the Registration Statement on Form S-3 (Reg. No. 333-181277) is being filed for the purpose of amending the Registration Statement to reflect that the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act) because the worldwide market value of its outstanding common stock held by non-affiliates was less than $700 million during the 60-day period preceding the filing of its Annual Report on Form 10-K for the year ended December 31, 2012. This filing is being made to convert the Registration Statement to the proper submission type for a non-automatic shelf registration statement and covers only secondary offerings of the Registrant’s common stock.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2013

Prospectus

MAKO Surgical Corp.

Up to 1,465,471 Shares of Common Stock
to be sold by
the Selling Stockholders

          This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to 1,465,471 shares of our common stock, of which 765,471 shares were previously registered. We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash. The selling stockholders may offer the shares for sale directly to purchasers or through dealers or agents to be designated at a future date.

          Our common stock is listed on The Nasdaq Global Select Market under the symbol “MAKO.” On March 15, 2013, the closing price of our common stock was $12.24 per share.

          Investing in our common stock involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment in the shares of common stock which may be offered hereby.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of common stock offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2013.

ABOUT THIS PROSPECTUS

          Unless the context otherwise requires, in this prospectus, “MAKO,” “company,” “we,” “us,” “our” and “ours” refer to MAKO Surgical Corp.

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

          You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

          We have received or applied for trademark registration of and/or claim trademark rights, including the following marks that appear in this prospectus: “MAKOplasty®,” “RIO®,” and “RESTORIS®,” as well as in the MAKO Surgical Corp. “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” Any other trademarks, trade names and service marks appearing in this prospectus or incorporated by reference are the property of their respective owners.

FORWARD-LOOKING INFORMATION

          This prospectus and any other offering material, and the documents incorporated by reference in this prospectus and any other offering material, contain statements that we believe to be “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words “believe,” “could,” “expect,” “intend,” “may,” “anticipate,” “plan,” “predict,” “potential,” “estimate” or similar expressions. These statements include, but are not limited to, statements related to:

•	the nature, timing and number of planned new product introductions;

•	market acceptance of MAKOplasty, including our RIO® Robotic Arm Interactive Orthopedic system, or RIO, joint specific applications for the knee and hip, and our RESTORIS family of implant systems;

•	the effect of anticipated changes in the size, health and activities of population on the demand for our products;

•	assumptions and estimates regarding the size and growth of certain market segments;

•	our ability and intent to expand into international markets;

•	the timing and anticipated outcome of clinical studies;

•	assumptions concerning anticipated product developments and emerging technologies;

•	the future availability from third-parties, including single source suppliers, of development services and implants for and components of our RIO;

•	the viability of maintaining our licensed intellectual property or our ability to obtain additional licenses necessary to our growth;

•	the anticipated adequacy of our capital resources to meet the needs of our business;

•	our continued investment in new products and technologies;

•	the ultimate marketability of newly launched products and products currently being developed;

•	the ability to implement new technologies successfully;

•	our ability to sustain, and our goals for, sales and earnings growth, including projections regarding RIO system installations and post-installation system utilization;

•	our success in achieving timely approval or clearance of products with domestic and foreign regulatory entities;

•	our compliance with domestic and foreign regulatory requirements, including Medical Device Reporting requirements and other required reporting to the United States Food and Drug Administration;

•	the stability of certain domestic and foreign economic markets;

•	the impact of anticipated changes in the U.S. healthcare industry and the medical device industry and our ability to react to and capitalize on those changes;

•	future declarations of cash dividends; and

•	the impact of any managerial changes.

Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on the current estimates and assumptions of our management as of the date on which such statements are made and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond our ability to control or predict. Such factors, among others, may have a material adverse effect on our business, financial condition and results of operations and may include the following:

•

the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of our customers to secure adequate funding, including access to credit, for the purchase of our products or cause our customers to delay a purchasing decision;

•	changes in general economic conditions and credit conditions;

•	changes in the availability of capital and financing sources for our company and our customers;

•	unanticipated changes in the timing of the sales cycle for our products or the vetting process undertaken by prospective customers;

•	changes in competitive conditions and prices in our markets;

•	changes in the relationship between supply of and demand for our products;

•	fluctuations in costs and availability of raw materials and labor;

•	changes in other significant operating expenses;

•	unanticipated issues relating to intended product launches;

•	decreases in sales of our principal product lines;

•	slowdowns, delays, or inefficiencies in our product research and development efforts;

•	decreases in utilization of our principal product line or in procedure volume;

•	increases in expenditures related to increased or changing governmental regulation or taxation of our business, both nationally and internationally;

•	the impact of the United States healthcare reform legislation enacted in March 2010 on hospital spending, reimbursement, and the taxing of medical device companies;

•	unanticipated changes in reimbursement to our customers for our products;

•

unanticipated issues in complying with domestic or foreign regulatory requirements related to MAKO’s current products, including initiating and communicating product actions or product recalls and meeting Medical Device reporting requirements and other requirements of the United States Food and Drug Administration, or securing regulatory clearance or approvals for new products or upgrades or changes to our current products;

•	developments adversely affecting our potential sales activities outside the United States;

•	increases in cost containment efforts by group purchasing organizations;

•	loss of key management and other personnel or inability to attract such management and other personnel;

•	increases in costs of retaining a direct sales force and building a distributor network;

•	unanticipated issues related to, or unanticipated changes in or difficulties associated with, the recruitment of agents and distributors of our products;

•	any unanticipated impact arising out of the securities class action or any other litigation, inquiry, or investigation brought against us; and

•	unanticipated intellectual property expenditures required to develop, market, protect, and defend our products.

These and other risks are described in greater detail under Item 1A, Risk Factors, contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2012. You are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward-looking statements contained in this prospectus will prove to be accurate. The inclusion of a forward-looking statement in this prospectus should not be regarded as a representation by us that our objectives will be achieved.

          We urge you to consider these factors before investing in our common stock. We caution you not to place undue reliance on forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

MAKO SURGICAL CORP.

          We are an emerging medical device company that markets our advanced robotic arm solution and orthopedic implants for orthopedic procedures. We offer MAKOplasty, an innovative, restorative surgical solution that enables orthopedic surgeons to consistently, reproducibly and precisely treat patient specific osteoarthritic disease.

          MAKOplasty is performed using our proprietary RIO Robotic Arm Interactive Orthopedic, or RIO, system, MAKOplasty joint specific software applications for the knee and hip, and proprietary RESTORIS implant systems. The RIO system is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS family of implants. We believe MAKOplasty will empower physicians to address the needs of the large and growing, yet underserved, population of patients with osteoarthritic disease who desire a restoration of quality of life and reduction of pain, but for whom current surgical treatments are not appropriate or optimized.

          We are a Delaware corporation and our principal executive offices are located at 2555 Davie Road, Fort Lauderdale, Florida 33317. Our telephone number is (954) 927-2044. Our website address is www.makosurgical.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of shares being sold by the selling stockholders. We will, however, receive proceeds on the exercise by the selling stockholders of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash.

DESCRIPTION OF CAPITAL STOCK

          Our authorized capital stock consists of 135,000,000 shares of common stock, par value $0.001 per share, and 27,000,000 shares of preferred stock, par value $0.001 per share. As of February 21, 2013, 47,216,722 shares of our common stock were outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

          The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. This summary is not complete and is qualified in its entirety by reference to applicable Delaware law, our third amended and restated certificate of incorporation and our fourth amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

          Outstanding Shares and Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our third amended and restated certificate of incorporation and fourth amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

          Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

          Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

          Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

          Fully Paid and Nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

          Deerfield Funds Registration Rights. On May 7, 2012, we entered into a facility agreement (the “Facility Agreement”) with affiliates of Deerfield Management Company, L.P., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., who we collectively refer to as the Deerfield Funds, pursuant to which the Deerfield Funds agreed to loan us up to $50 million, subject to the terms and conditions set forth in the Facility Agreement. We have the flexibility, but are not required to, draw down on the Facility Agreement in $10 million increments at any time until May 15, 2013. As of the date of this prospectus, we have not drawn down on the Facility Agreement.

          In connection with the execution of the Facility Agreement, on May 7, 2012, we issued to the Deerfield Funds warrants to purchase 275,000 shares of our common stock at an exercise price equal to a 20% premium to the mean closing price of our common stock over the 20 trading days beginning on May 8, 2012. As noted above, we have the right to draw down on the Facility Agreement one or more cash disbursements in the minimum amount of $10 million per disbursement. Each $10 million disbursement will be accompanied by the issuance to the Deerfield Funds of warrants to purchase 140,000 shares of our common stock, at an exercise price equal to a 20% premium to the mean closing price of our common stock over the five trading days following receipt by the Deerfield Funds of the draw notice. If we, in our discretion, elect to draw down the entire $50 million under the Facility Agreement, we will have issued to the Deerfield Funds warrants to purchase a total of 975,000 shares of our common stock. The warrants expire seven years from their issuance.

          We have entered into a registration rights agreement with the Deerfield Funds (the “Deerfield Registration Rights Agreement”) pursuant to which we agreed to file a shelf registration statement for the resale of the shares of our common stock underlying the warrants, which obligation we have satisfied with the filing of this registration statement, and to keep such resale registration statement effective until the Deerfield Funds have completed the sales of the shares of our common stock under the registration statement or its shares have been distributed pursuant to Rule 144. The Deerfield Registration Rights Agreement also provides the Deerfield Funds with piggyback registration rights if we have not kept this or another shelf registration statement relating to the shares underlying the warrants effective.

          Pipeline Registration Rights. We entered into a Subscription Agreement (the “Subscription Agreement”), dated November 7, 2012, with Pipeline Biomedical Holdings, Inc., or Pipeline, to purchase 490,471 shares of our common stock. We also entered into a Registration Rights Agreement with Pipeline (the “Pipeline Registration Rights Agreement”) dated November 7, 2012 pursuant to which we agreed to register the resale of the shares of common stock issued to Pipeline pursuant to the Subscription Agreement and to use our best efforts to keep the registration statement effective until the earlier of (a) 120 days from the filing of a prospectus supplement, and (b) such time as all such shares registered hereunder have been sold by Pipeline pursuant to and in accordance with the registration statement.

Preferred Stock

          Under the third amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 27,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

          Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting, liquidation and other rights of the holders of common stock.

          If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Warrants

          As of February 21, 2013, warrants exercisable for a total of 1,210,957 shares of our common stock were outstanding. Of these, warrants to purchase 190,457 shares of our common stock were issued to Z-KAT, Inc., our predecessor company, in exchange for the license of intellectual property and transfer of other assets. Pursuant to an exchange agreement between us, Z-KAT and certain creditors of Z-KAT, Z-KAT transferred the warrants for our common stock and other assets to the creditors in exchange for such creditors’ cancellation of outstanding debt.

          Warrants to purchase 272,259 shares of our common stock were purchased by purchasers of equity in a prior round of financing for cash consideration of $0.03 per share. These warrants were immediately exercisable at an exercise price of $3.00 per share and will expire in December 2014. These warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares of common stock based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits or stock combinations, recapitalizations, reorganizations or reclassifications. Of the aggregate 462,716 warrants issued to Z-KAT and the purchasers described in this paragraph, warrants exercisable for 194,059 shares of our common stock were outstanding as of February 21, 2013.

          Warrants to acquire 1,290,323 shares of our common stock, at an exercise price of $7.44 per share, were purchased by certain accredited investors in connection with their purchase of shares of our common stock in October 2008 for cash consideration of $0.125 per warrant. These warrants became exercisable on April 29, 2009, are exercisable for cash or by net exercise and have a term of seven years. As of February 21, 2013, 598,741 warrants were outstanding. Certain of the investors also received a second tranche of warrants to purchase 322,581 shares of our common stock, at an exercise price of $6.20 per share, that became exercisable on December 31, 2009. All of the warrants described in this paragraph contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits or stock combinations, recapitalizations, reorganizations or reclassifications. As of February 21, 2013, 143,157 warrants were outstanding.

          Warrants to acquire 275,000 shares of our common stock, at an exercise price of $27.70 per share, were issued to Deerfield in connection with our entry into the Facility Agreement with Deerfield pursuant to which Deerfield agreed to loan us up to $50.0 million, subject to the terms and conditions set forth in the Facility Agreement. These warrants became exercisable on June 6, 2012, are exercisable for cash or by net exercise and have a term of seven years. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits or stock combinations, recapitalizations, reorganizations or reclassifications. As of February 21, 2013, 275,000 warrants were outstanding.

Delaware Anti-Takeover Law and Provisions of our Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws

          Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

          Section 203 generally defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of either the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation with the effect of increasing the proportionate share of stock of the corporation; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

          Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws. Provisions of our third amended and restated certificate of incorporation and fourth amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our third amended and restated certificate of incorporation and fourth amended and restated bylaws:

•

permit our board of directors to issue up to 27,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in compliance with applicable requirements;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the board of directors; and

•

provide that stockholders will be permitted to amend our amended and restated bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

          Except as otherwise provided, the amendment of any of these provisions would require approval by the holders of at least a majority of our then outstanding common stock, voting as a single class.

Nasdaq Global Select Market Listing

          Our common stock is listed on The Nasdaq Global Select Market under the symbol “MAKO.”

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. The transfer agent and registrar’s address is 17 Battery Place, 8th Floor, New York, New York 10004.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

          We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

          We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to the shares of common stock offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the shares of common stock pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Current Report on Form 8-K (excluding any portions thereof that are deemed to be furnished and not filed) filed February 26, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed February 14, 2008, and any amendments or reports filed for the purpose of updating that description.

          Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

          We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Investor Relations MAKO Surgical Corp. 2555 Davie Road Fort Lauderdale, FL 33317 (954) 927-2044 investorrelations@makosurgical.com

          You can also find these filings on our website at www.makosurgical.com. We are not incorporating the information on our website other than these filings into this prospectus.

SELLING STOCKHOLDERS

          Except as set forth below, information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

          Pipeline. An aggregate of 490,471 shares of our common stock were previously registered under cover of this registration statement by the filing of a prospectus supplement on November 14, 2012 for the account of Pipeline Biomedical Holdings, Inc., who we refer to as Pipeline. All of the shares of common stock being offered and sold under such prospectus are shares that were issued to Pipeline in connection with our execution of a Subscription Agreement, dated November 7, 2012, with Pipeline.

          We also entered into the Pipeline Registration Rights Agreement in connection with the Subscription Agreement pursuant to which we agreed to register the resale of the shares of common stock issued to Pipeline pursuant to the Subscription Agreement and to use our best efforts to keep the registration statement effective until the earlier of (a) 120 days from the filing of a prospectus supplement, and (b) such time as all such shares registered hereunder have been sold by Pipeline pursuant to and in accordance with the registration statement. Additional information on our transaction with Pipeline is contained in our current report on Form 8-K (File No. 001-33966), which was filed with the SEC on November 7, 2012 and is incorporated by reference herein. This description is qualified in its entirety by the complete provisions of the Subscription Agreement, the Pipeline Registration Rights Agreement and the other documents filed as exhibits to the previously filed prospectus and this prospectus.

          The shares offered by Pipeline pursuant to the previously filed prospectus may be offered from time to time, in whole or in part, by Pipeline or its transferees, pledgees or donees or their respective successors. The following table sets forth the number of shares of common Pipeline beneficially owned prior to the offering, the number of shares which may be offered for resale pursuant to the previously filed prospectus and the number of shares and percentage that would be owned by Pipeline after the completion of such offering. Pipeline may sell some, all or none of its shares. We do not know how long Pipeline will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with Pipeline regarding the sale of any of the shares. For purposes of the table below, we have assumed Pipeline sells all of such shares. This table is prepared based on information supplied to us by Pipeline and reflects holdings as of the time of the prospectus filing on November 14, 2012. We do not have information regarding Pipeline’s holdings of our common stock as of a more recent date.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Shares of Common Stock Being Offered	Shares of Common Stock (1) Beneficially Owned After the Offering
			Shares	Percentage

Pipeline Biomedical Holdings, Inc.	490,471	490,471	0	0

(1)

Calculated pursuant to Rule 13d-3 of the Securities Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. As of February 21, 2013, we had 47,216,722 shares of common stock outstanding.

          Deerfield Funds. An aggregate of 275,000 shares of common stock were previously registered under cover of this registration statement for the account of Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., who we collectively refer to as the Deerfield Funds, by the filing of a prospectus supplement on June 5, 2012. All of the shares of common stock being offered and sold under the previously filed prospectus are shares issuable upon the exercise or redemption of warrants held by the Deerfield Funds that were issued in connection with the execution of a Facility Agreement dated May 7, 2012, by and between us and the Deerfield Funds.

          Under the terms of the Facility Agreement, the Company has the flexibility, but is not required, to draw down on the Facility Agreement in $10 million increments at any time until May 15, 2013. The warrants were issued to the Deerfield Funds on May 7, 2012 and are exercisable for up to an aggregate of 275,000 shares of common stock, for a period of seven years from the date of issuance at a per share exercise price of $27.70. The exercise price may be paid in cash or, at the election of the holder of the warrant, pursuant to certain cashless exercise provisions. In addition, the warrants may be redeemed in shares of common stock that may be issued following certain major transactions, events of default and upon the occurrence of certain events specified in the warrants. The warrants may not be exercised by the respective holders to the extent that the exercise or issuance would cause the holder’s and its affiliates’ beneficial ownership of our common stock, as determined in accordance with Section 13(d) of the Securities Exchange Act, to exceed 9.985%.

          We also entered into the Deerfield Registration Rights Agreement in connection with the Facility Agreement pursuant to which we agreed to register the resale of any common stock issued upon exercise of the warrants and to use our best efforts to keep the registration statement effective until the earlier of (a) such time as all of the shares registered hereunder may be sold without registration or restrictions under the Securities Act, and (b) such time as all such shares registered hereunder have been sold by the Deerfield Funds. Additional information on our transaction with the Deerfield Funds is contained in our current report on Form 8-K (File No. 001-33966), which was filed with the SEC on May 7, 2012, and our current report on Form 8-K (File No. 001-33966) which was filed with the SEC on July 3, 2012 and are incorporated by reference herein. This description is qualified in its entirety by the complete provisions of the form of warrant, the Facility Agreement, the Deerfield Registration Rights Agreement and other documents filed as exhibits to the previously filed prospectus and this prospectus.

          The shares offered by the previously filed prospectus may be offered from time to time, in whole or in part, by the Deerfield Funds or their transferees, pledgees or donees or their respective successors. The following table sets forth the number of shares of common stock the Deerfield Funds beneficially owned prior to the offering, the number of shares which may be offered for resale pursuant to the previously filed prospectus and the number of shares and percentage that would be owned by the Deerfield Funds after the completion of such offering. The Deerfield Funds may sell some, all or none of their shares. We do not know how long the Deerfield Funds will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Deerfield Funds regarding the sale of any of the shares. For purposes of the table below, we have assumed that the Deerfield Funds exercised the warrants in full pursuant to a cash exercise (without giving effect to any limitations on exercise) and sold all of such shares. This table is prepared based on information supplied to us by the Deerfield Funds and reflects holdings as of June 5, 2012. We do not have information regarding the Deerfield Funds’ holdings of our shares of common stock as of a more recent date.

Selling Stockholder (1)	Shares of Common Stock Beneficially Owned Prior to the Offering (2)	Shares of Common Stock Being Offered (2)	Shares of Common Stock (3) Beneficially Owned After the Offering
			Shares	Percentage

Deerfield Private Design Fund II, L.P.	128,150	128,150	0	0

Deerfield Private Design International II, L.P.	146,850	146,850	0	0

(1)	James E. Flynn, with an address at 780 Third Avenue, 37th Floor, New York, New York, 10017, has the power to vote and dispose of the shares held by the selling stockholders.

(2)

Represents shares of common stock issuable upon exercise of warrants. A total of 128,150 shares and 146,850 shares, respectively, have been registered for resale by Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., which includes shares issuable on exercise of warrants as well as shares issuable upon redemption of those warrants following certain major transactions or events of default, and upon the occurrence of certain events specified in the warrants.

(3)

Calculated pursuant to Rule 13d-3 of the Securities Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. As of February 21, 2013, we had 47,216,722 shares of common stock outstanding.

          As discussed above, we have the right to draw down on the Facility Agreement with the Deerfield Funds one or more cash disbursements in the minimum amount of $10 million per disbursement. Each $10 million disbursement will be accompanied by the issuance to the Deerfield Funds of warrants to purchase 140,000 shares of our common stock, at an exercise price equal to a 20% premium to the mean closing price of our common stock over the five trading days following receipt by the Deerfield Funds of the draw notice. If we, in our discretion, elect to draw down the entire $50 million under the Facility Agreement, we will issue to the Deerfield Funds additional warrants to purchase a total of 700,000 shares of our common stock.

          In the event we draw down on the Facility Agreement and issue additional warrants to purchase shares of our common stock, the shares of common stock issuable upon exercise of the warrants may be offered from time to time, in whole or in part, by the Deerfield Funds or their transferees, pledgees or donees or their respective successors. The following table sets forth (i) the number of shares of common stock the Deerfield Funds beneficially owned prior to the offering assuming we issue to the Deerfield Funds additional warrants to purchase a total of 700,000 shares of our common stock, (ii) the number of shares which may be offered for resale (including the shares of common stock issuable upon the exercise of warrants that were previously issued to the Deerfield Funds as described above) and (iii) the number of shares and percentage that would be owned by the Deerfield Funds after the completion of these offerings.

          The Deerfield Funds may sell some, all or none of their shares. We do not know how long the Deerfield Funds will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Deerfield Funds regarding the sale of any of the shares. For purposes of the table below, we have assumed that the Deerfield Funds (i) were issued warrants to purchase a total of 700,000 shares of our common stock pursuant to draw downs under the Facility Agreement, (ii) exercised all warrants in full pursuant to a cash exercise (without giving effect to any limitations on exercise) and (iii) sold all of such shares. This table is prepared based on information supplied to us by the Deerfield Funds and, other than with respect to the warrants to purchase a total of 700,000 shares of common stock that may be issued in the future, reflects holdings as of June 5, 2012. We do not have information regarding the Deerfield Funds’ holdings of our shares of common stock as of a more recent date.

Selling Stockholder (1)	Shares of Common Stock Beneficially Owned Prior to the Offering (2)	Shares of Common Stock Being Offered (2)	Shares of Common Stock (3) Beneficially Owned After the Offering
			Shares	Percentage

Deerfield Private Design Fund II, L.P.	454,350	454,350	0	0

Deerfield Private Design International II, L.P.	520,650	520,650	0	0

(1)	James E. Flynn, with an address at 780 Third Avenue, 37th Floor, New York, New York, 10017, has the power to vote and dispose of the shares held by the selling stockholders.

(2)	Represents shares of common stock issuable upon exercise of warrants and includes:

(i)          a total of 128,150 shares and 146,850 shares, respectively, underlying outstanding warrants that were issued in connection with the execution of a Facility Agreement dated May 7, 2012 for resale by Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., which includes shares issuable on exercise of warrants as well as shares issuable upon redemption of those warrants following certain major transactions or events of default, and upon the occurrence of certain events specified in the warrants; and

(ii)          a total of 326,200 shares and 373,800 shares, respectively, underlying warrants that may be issued in the future for resale by Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. if we, in our discretion, elect to draw down all of the $50 million available under the Facility Agreement, which includes shares issuable on exercise of warrants as well as shares issuable upon redemption of those warrants following certain major transactions or events of default, and upon the occurrence of certain events specified in the warrants. The allocation of the warrants among the two selling stockholders is pursuant to a schedule set forth in the Facility Agreement.

(3)

Calculated pursuant to Rule 13d-3 of the Securities Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. As of February 21, 2013, we had 47,216,722 shares of common stock outstanding.

PLAN OF DISTRIBUTION

          We are registering (or have previously registered) the shares of common stock described in this prospectus on behalf of the selling stockholders. The term selling stockholders, which as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will, however, receive proceeds on the exercise of outstanding warrants by selling stockholders for shares of common stock covered by this prospectus if the warrants are exercised for cash. If the warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the warrants.

          These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.

          The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

          The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the offering of securities by the selling stockholders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

          To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

          In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

          We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

          We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares described in this prospectus.

          We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective. See “Description of Capital Stock – Common Stock” for a description of the applicable registration rights.

          The selling stockholders and any broker dealers that act in connection with the sale of the shares might be deemed to be “underwriters” as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” as defined in Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

          The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that Rule.

          If we, in our discretion, elect to draw down the entire $50 million under the Facility Agreement with the Deerfield Funds, we will issue to the Deerfield Funds additional warrants to purchase a total of 700,000 shares of our common stock. If additional warrants are issued to the Deerfield Funds, the specific plan of distribution with respect to the sale of such shares (to the extent such plan of distribution is different from the selling stockholders plan of distribution set forth in this prospectus), will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

LEGAL MATTERS

          The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

          The financial statements of MAKO Surgical Corp. appearing in MAKO Surgical Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of MAKO Surgical Corp.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

           The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated except the SEC registration fee). All expenses of the offering will be paid by MAKO Surgical Corp.

	Amount
SEC registration fee	$0	(1)
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)	$3,000

Total	$43,000

(1)	The registration fee for the securities covered by this Post-Effective Amendment No. 3 has been previously paid.

Item 15.	Indemnification of Directors and Officers.

          The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s third amended and restated certificate of incorporation and fourth amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

          The Registrant’s third amended and restated certificate of incorporation includes such a provision.

          Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

          As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

          The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits and Financial Statement Schedules.

             The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

              (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

	(i)	If the Registrant is relying on Rule 430B:

            (A)      Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

           (ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 18th day of March, 2013.

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré
Maurice R. Ferré, M.D.
President, Chief Executive Officer and
Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated below on March 18, 2013.

Signature	Title

/s/ Maurice R. Ferré	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Maurice R. Ferré, M.D.

/s/ Fritz L. LaPorte	Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Fritz L. LaPorte
*
S. Morry Blumenfeld, Ph.D.	Director

*
Christopher C. Dewey	Director

*
Charles W. Federico	Director

*
John G. Freund, M.D.	Director

*
Frederic H. Moll, M.D.	Director

*
Richard R. Pettingill	Director

*
William D. Pruitt	Director

*By:	/s/ Maurice R. Ferré
Maurice R. Ferré (Attorney-in-fact)

S-1

EXHIBIT INDEX

Exhibit Number	Document Description

(4.1)	Third Amended and Restated Certificate of Incorporation of MAKO Surgical Corp., dated February 20, 2008 (1)

(4.2)	Fourth Amended and Restated Bylaws of MAKO Surgical Corp. effective October 31, 2008 (2)

(4.3)	Form of Warrant to purchase shares of common stock of MAKO Surgical Corp. (3)

(4.3.1)	Form of Amendment to Warrant to purchase shares of common stock of MAKO Surgical Corp. (4)

(4.4)	Facility Agreement by and among the Registrant, Deerfield Private Design Fund II, L.P., and Deerfield Private Design International II, L.P., dated May 7, 2012 (5)

(4.4.1)	Amendment to Facility Agreement, dated May 7, 2012, by and among MAKO Surgical Corp., Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (6)

(4.5)	Registration Rights Agreement by and among Registrant, Deerfield Private Design Fund II, L.P., and Deerfield Private Design International II, L.P., dated May 7, 2012 (7)

(4.6)	Subscription Agreement, dated November 7, 2012, by and between MAKO Surgical Corp. and Pipeline Biomedical Holdings, Inc. (8)

(4.7)	Registration Rights Agreement, dated November 7, 2012, by and between MAKO Surgical Corp. and Pipeline Biomedical Holdings, Inc. (9)

(5.1)	Opinion of Foley & Lardner LLP (including consent of counsel) (10)

(5.1.1)	Opinion of Foley & Lardner LLP (including consent of counsel) (11)

(5.1.2)	Opinion of Foley & Lardner LLP (including consent of counsel) (12)

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibits (5.1, 5.1.1 and 5.1.2)).

(23.2)	Consent of Independent Registered Public Accounting Firm

(24)	Powers of Attorney (previously filed)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 31, 2008.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 30, 2008.

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 7, 2012.

(4)	Incorporated by reference to Exhibit 5.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2012.

(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 7, 2012.

(6)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2012.

(7)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 7, 2012.

(8)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 7, 2012.

(9)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 7, 2012.

(10)	Incorporated by reference to Exhibit 5.1 to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-181277) filed with the SEC on February 14, 2013.

(11)	Incorporated by reference to Exhibit 5.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2012.

(12)	Incorporated by reference to Exhibit 5.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 14, 2012.

Documents incorporated by reference to filings made by MAKO Surgical Corp. under the Exchange Act are under SEC File No. 001-33966.

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